UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
December 6, 2018
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-50385	5400 Carillon Point Kirkland, WA 98033	90-0821083
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(866) 781-5559
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure.

Preliminary Results of Rights Offering to Shareholders

On November 30, 2018, GrowLife, Inc. (the “Company”), closed its Rights Offering. The Company has received approximately $2,500,000 under the Rights Offering as of December 6, 2018. The Rights Offering was designed to give record shareholders the opportunity to invest directly into the Company at a set price with additional warrants to support the Company’s capital raise to be used for continued expansion.

The results of the rights offering to date and the Company’s estimates regarding the number of shares to be issued and the gross proceeds to be received are preliminary and subject to finalization and verification by the Subscription Agent, Direct Transfer LLC. After Direct Transfer has effected all required allocations and adjustments, the rights offering will be completed and Direct Transfer will distribute, by way of direct registration in book-entry form, the remaining common shares and warrants of GrowLife, Inc. to holders of subscription rights who validly exercised their subscription rights and paid the subscription price in full. No physical share certificates will be issued.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 6, 2018 concerning closing of Rights Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: December 6, 2018	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer